Exhibit 99.1

NEWS RELEASE

For immediate release

Navient posts fourth quarter 2024 financial results

HERNDON, Va., Jan. 29, 2025 — Navient (Nasdaq: NAVI) today posted its 2024 fourth quarter financial results. Complete financial results are available on the company’s website at Navient.com/investors. The materials will also be available on a Form 8-K on the SEC’s website at www.sec.gov.

Navient will hold a live audio webcast today, Jan. 29, 2025, at 8 a.m. ET, hosted by David Yowan, president and CEO, Edward Bramson, vice chair of Navient’s board of directors, and Joe Fisher, CFO.

Analysts and investors who wish to ask questions are requested to pre-register at Navient.com/investors at least 15 minutes ahead of start time to receive their personal dial-in access details. Others who wish to join in listen-only mode do not need to pre-register and may simply visit Navient.com/investors to access the webcast.

Supplemental financial information and presentation slides used during the call will be available no later than the start time. A replay of the webcast will be available approximately two hours after the event’s conclusion.

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About Navient

Navient (Nasdaq: NAVI) provides technology-enabled education finance solutions that simplify complex programs and help millions of people achieve success. Our customer-focused, data-driven services deliver exceptional results for clients. Learn more at navient.com.

Contact:

Media:   Paul Hartwick, 302-283-4026, paul.hartwick@navient.com

Investors: Jen Earyes, 703-984-6801, jen.earyes@navient.com

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